SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                             SECURITIES ACT OF 1934


      Date of Report (Date of earliest event reported) February 8, 2001
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                          AMCON DISTRIBUTING COMPANY
                          --------------------------
           (Exact name of registrant as specified in its charter)


DELAWARE                           0-24708                      47-0702918
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(State or other                   (Commission                 (IRS Employer
jurisdiction of                   File Number)             Identification No.)
incorporation)


                        10228 "L" Street, Omaha, NE 68127
                        ---------------------------------
                (Address of principal executive offices) (Zip Code)


                                (402) 331-3727
                                --------------
             (Registrant's telephone number, including area code)


                                 Not Applicable
                                 --------------
          (Former name or former address, if changed since last report)



ITEM 5.  OTHER EVENTS

On February 8, 2001, the Company entered into an agreement to purchase substantially all of the distribution business and assets of Merchants Wholesale, Inc. ("Merchants") located in Quincy, IL. In addition, the Company has agreed to purchase the real estate, including a 206,000 square foot building currently occupied by Merchants. The transaction is scheduled to close in May 2001 pending regulatory approvals. The purchase price will be based on assets held at the closing date and is estimated to be between $40 and $50 million. The transaction will be accounted for using the purchase method of accounting. Merchants operates through eight states as a wholesale distributor of consumers products in the Company's traditional business. Merchant's distribution territory is within and contiguous to the Company's current traditional business territory.

Funding for the Merchants acquisition will be provided through borrowings under a revolving credit facility, which is in the process of being negotiated to accommodate the additional business. Funding for the real estate and building will be provided by a term loan from a bank, which is also being negotiated.

On February 8, 2001, AMCON issued a press release announcing the agreement. The press release is filed herewith as an exhibit and incorporated herein by reference.



         EXHIBIT NO.       DESCRIPTION

         99.1 Press release, dated February 8, 2001, issued by AMCON Distributing Company



                                    SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                AMCON DISTRIBUTING COMPANY
                                     (Registrant)



Date:    March 5, 2001          By :     Michael D. James
                                         -------------------------
                                Name:    Michael D. James
                                Title:   Treasurer & Chief Financial
                                           Officer



                                 EXHIBIT INDEX
                                 -------------

Exhibit          Description

99.1 Press release, dated February 8, 2001, issued by AMCON Distributing Company and Food For Health Company, Inc.